CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-2 of Firsthand Technology Value Fund, Inc. with respect to the filing of the Prospectus and Statement of Additional Information for Firsthand Technology Value Fund, Inc.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 24, 2010